Exhibit 99.1

Press Release

Ikanos Communications Announces Results for the

Third Quarter Fiscal Year 2011

Recent Highlights:

•	Revenue of $35.4 Million

•	Non-GAAP Net Loss of $(0.5) Million, or $(0.01) Per Share

•	Cash and Cash Equivalents Improve to $36.3 Million

FREMONT, Calif., October 27, 2011 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the digital home, today announced its financial results for the third quarter of 2011, ended October 2, 2011.

“Ikanos delivered $35.4 million in revenue during the third quarter of fiscal 2011, within guidance,” said Dennis Bencala, chief financial officer of Ikanos. “Expenses for the third quarter were below forecast, and gross profit improved to 50% on a GAAP basis. These elements contributed to improving the Company’s cash position to $36.3 million.”

Financial Details

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), non-GAAP gross profits, non-GAAP operating expenses and non-GAAP earnings per share, where applicable, exclude the income statement effects of stock-based compensation, restructuring charges, prepaid royalty write-offs, gains on sales of impaired securities, one time severance expenses, amortization of intangible assets and asset impairments, fair value adjustment of the acquired inventory . Ikanos has provided these measures because its management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP reporting. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

Revenue for the third quarter of 2011 was $35.4 million compared to revenue of $34.1 million for the second quarter of 2011 and revenue of $41.5 million for the third quarter of 2010.

GAAP gross profit for the third quarter of 2011 was 50% compared to a GAAP gross profit of 48% for the second quarter of 2011 and GAAP gross profit of 31% for the third quarter of 2010.

Non-GAAP gross profit for the third quarter of 2011 was 52% compared to a non-GAAP gross profit of 50% for the second quarter of 2011 and non-GAAP gross profit of 35% for the third quarter of 2010.

GAAP operating expenses for the third quarter of 2011 were $19.9 million, which includes a research and development credit of $0.9 million, compared to operating expenses of $20.2 million for the second quarter of 2011 and operating expenses of $46.4 million for the third quarter of 2010.

Non-GAAP operating expenses for the third quarter of 2011 were $18.8 million, which includes a research and development credit of $0.9 million, compared to operating expenses of $19.4 million for the second quarter of 2011 and operating expenses of $20.2 million for the third quarter of 2010.

GAAP net loss for the third quarter of 2011 was $(2.2) million, or a loss of $(0.03) per share on 68.8 million weighted average shares compared to a net loss of $(3.8) million or $(0.06) per share, on 68.5 million weighted average shares for the second quarter of 2011 and a net loss for the third quarter of 2010 of $(33.3) million, or $(0.61) per share on 54.9 million weighted average shares.

Non-GAAP net loss for the third quarter of 2011 was $(0.5) million, or a loss of $(0.01) per share on 68.8 million weighted average shares compared to a non-GAAP net loss of $(2.5) million, or $(0.04) per share, on 68.5 million weighted average shares for the second quarter of 2011 and to a non-GAAP net loss of $(5.5) million, or $(0.10) per share, on 54.9 million weighted average shares in the third quarter of 2010.

Cash and cash equivalents at the end of the third quarter of 2011 were $36.3 million compared to $34.9 million at the end of the second quarter of 2011. Additionally, at the end of the third quarter of 2011 inventory was $13.3 million compared to $11.4 million at the end of the second quarter of 2011. Current liabilities at the end of the third quarter of 2011 were $21.4 million compared to $21.4 million at the end of the second quarter of 2011.

Outlook

Revenue is expected to be between $34 million and $36 million for the fourth quarter of 2011.

GAAP gross profit for the fourth quarter of 2011 is expected to be between 52% and 54%. Non-GAAP gross profit is expected to be between 54% and 56% for the fourth quarter of 2011.

GAAP operating expenses for the fourth quarter of 2011 are expected to be in the range of $20 million to $21 million. Non-GAAP operating expenses are expected to be in the range of $19 million to $20 million for the fourth quarter of 2011.

Third Quarter Conference Call

Management will review the third quarter financial results and its expectations for subsequent periods at a conference call on October 27, 2011 at 1:30 p.m. Pacific Time. To listen to the call, please visit http://www.ikanos.com/investor/irevents/ and click on the link provided for the webcast or dial (877) 277-3221 and enter conference ID 15220497. The webcast will be archived and available for 90 days at http://www.ikanos.com/investor/irevents/. A replay of the conference call will be accessible until January 28, 2012 by dialing (855) 859-2056 or (404) 537-3406 and entering conference ID 15220497.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the digital home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2011 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, Fx, FxS, iQV, Ikanos Velocity and NodeScale Vectoring are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are subject to risks and uncertainties concerning Ikanos Communications, including statements regarding our outlook, such as our expected revenue, gross profits, operating expenses, and the benefits of non-GAAP measures. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, but are not limited to, macroeconomic conditions which may cause our customers to defer purchasing plans, our ability to deliver full production releases of our newer products and the acceptance of those products by our customers, the continued demand by telecommunications service providers for specific xDSL semiconductor products, the failure of service providers to implement deployment plans on schedule or at all, our continued ability to obtain and deliver production volumes of new and current products and technologies, our ability to generate demand and close transactions for the sale of our products, our ability to develop commercially successful products as a result of our current research and development programs, our ability to successfully execute our restructuring plan, and unexpected future costs, expenses and financing requirements. In addition, for a more extensive discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Ikanos’ most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other reports that Ikanos files from time to time with the Securities and Exchange Commission. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to date of this press release.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 2, 2011	October 3, 2010	October 2, 2011	October 3, 2010
Revenue	$35,420	$41,536	$101,148	$154,534
Cost of revenue	17,590	28,575	50,388	106,469

Gross profit	17,830	12,961	50,760	48,065

Operating expenses:
Research and development	14,402	14,757	42,727	47,973
Selling, general and administrative	5,528	6,467	17,332	21,945
Asset impairments	—	21,378	—	21,378
Restructuring charges (credits)	—	3,757	(109)	5,240

Total operating expenses	19,930	46,359	59,950	96,536

Loss from operations	(2,100)	(33,398)	(9,190)	(48,471)
Investment gain	—	—	1,295	—
Interest income and other, net	(311)	8	(222)	63

Loss before income taxes	(2,411)	(33,390)	(8,117)	(48,408)
Benefit from income taxes	(261)	(129)	(75)	(19)

Net loss	$(2,150)	$(33,261)	$(8,042)	$(48,389)

Basic and diluted net loss per share	$(0.03)	$(0.61)	$(0.12)	$(0.89)

Weighted average number of shares Basic and diluted	68,807	54,904	68,482	54,493

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	October 2, 2011	July 3, 2011	October 3, 2010
Revenue	$35,420	$34,056	$41,536
Cost of revenue	17,590	17,647	28,575

Gross profit	17,830	16,409	12,961

Operating expenses:
Research and development	14,402	14,669	14,757
Selling, general and administrative	5,528	5,659	6,467
Asset impairments	—	—	21,378
Restructuring charges (credits)	—	(156)	3,757

Total operating expenses	19,930	20,172	46,359

Loss from operations	(2,100)	(3,763)	(33,398)
Interest income and other, net	(311)	21	8

Loss before income taxes	(2,411)	(3,742)	(33,390)
Provision for (benefit from) income taxes	(261)	87	(129)

Net loss	$(2,150)	$(3,829)	$(33,261)

Basic and diluted net loss per share	$(0.03)	$(0.06)	$(0.61)

Weighted average number of shares Basic and diluted	68,807	68,474	54,904

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended October 2, 2011				Three Months Ended October 3, 2010
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$35,420	$—		$35,420	$41,536	$—		$41,536
Cost of revenue	17,590	(11	) (a)	17,079	28,575	(24	) (a)	26,989
		(500	) (b)			(910	) (b)
						(652	) (c)

Gross profit	17,830	(511)		18,341	12,961	(1,586)		14,547

Operating expenses:
Research and development	14,402	(772	) (a)	13,630	14,757	(273	) (a)	14,484
Selling, general and administrative	5,528	(194	) (a)	5,209	6,467	(168	) (a)	5,667
		(125	) (b)			(632	) (b)
Asset impairments	—	—		—	21,378	(21,378	) (d)	—
Restructuring charges	—	—		—	3,757	(3,757	) (e)	—

Total operating expenses	19,930	(1,091)		18,839	46,359	(26,208)		20,151

Loss from operations	(2,100)	1,602		(498)	(33,398)	27,794		(5,604)
Interest income and other, net	(311)	—		(311)	8	—		8

Loss before income taxes	(2,411)	1,602		(809)	(33,390)	27,794		(5,596)
Benefit from income taxes	(261)	—		(261)	(129)	—		(129)

Net loss	$(2,150)	$1,602		$(548)	$(33,261)	$27,794		$(5,467)

Net loss per share:
Basic and diluted	$(0.03)			$(0.01)	$(0.61)			$(0.10)
Weighted average outstanding shares:
Basic and diluted	68,807			68,807	54,904			54,904

Notes:

		Three Months Ended
		October 2, 2011	October 3, 2010
(a)	Stock-based compensation	$977	$465
(b)	Amortization of acquired intangible assets	625	1,542
(c)	Prepaid royalty writeoff	—	652
(d)	Impairments of intangibles and goodwill	—	21,378
(e)	Restructuring charges	—	3,757

	Total non-GAAP adjustments	$1,602	$27,794

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended July 3, 2011
	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$34,056	$—		$34,056
Cost of revenue	17,647	(14	) (a)	17,133
		(500	) (b)

Gross profit	16,409	(514)		16,923

Operating expenses:
Research and development	14,669	(739	) (a)	13,930
Selling, general and administrative	5,659	(101	) (a)	5,433
		(125	) (b)
Restructuring charges (credits)	(156)	156	(c)	—

Total operating expenses	20,172	(809)		19,363

Loss from operations	(3,763)	1,323		(2,440)
Interest income and other, net	21	—		21

Loss before income taxes	(3,742)	1,323		(2,419)
Provision for income taxes	87	—		87

Net loss	$(3,829)	$1,323		$(2,506)

Net loss per share:
Basic and diluted	$(0.06)			$(0.04)
Weighted average outstanding shares:
Basic and diluted	68,474			68,474

Notes:

		July 3, 2011
(a)	Stock-based compensation	$854
(b)	Amortization of acquired intangible assets	625
(c)	Restructuring charges	(156)

	Total non-GAAP adjustments	$1,323

IKANOS COMMUNICATIONS, INC.

Unaudited reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Nine Months Ended October 2, 2011				Nine Months Ended October 3, 2010
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$101,148	$—		$101,148	$154,534	$—		$154,534
Cost of revenue	50,388	(67	) (a)	48,821	106,469	(86	) (a)	100,748
		(1,500	) (b)	—		(3,486	) (b)	—
						(1,497	) (c)
						(652	) (g)

Gross profit	50,760	(1,567)		52,327	48,065	(5,721)		53,786

Operating expenses:
Research and development	42,727	(1,919	) (a)	40,808	47,973	(1,399	) (a)	46,574
Selling, general and administrative	17,332	(720	) (a)	16,237	21,945	(1,245	) (a)	17,318
	—	(375	) (b)	—	—	(2,402	) (b)	—
						(980	) (d)
Asset impairments	—				21,378	(21,378	) (e)	—
Restructuring charges (credits)	(109)	109	(f)	—	5,240	(5,240	) (f)	—

Total operating expenses	59,950	(2,905)		57,045	96,536	(32,644)		63,892

Loss from operations	(9,190)	4,472		(4,718)	(48,471)	38,365		(10,106)
Investment gain	1,295	(1,295	) (h)	—	—	—		—
Interest income and other, net	(222)	—		(222)	63	—		63

Loss before income taxes	(8,117)	3,177		(4,940)	(48,408)	38,365		(10,043)
Benefit from income taxes	(75)	—		(75)	(19)	—		(19)

Net loss	$(8,042)	$3,177		$(4,865)	$(48,389)	$38,365		$(10,024)

Net loss per share:
Basic and diluted	$(0.12)			$(0.07)	$(0.89)			$(0.18)
Weighted average outstanding shares:
Basic and diluted	68,482			68,482	54,493			54,493

Notes:

	Nine Months Ended
	October 2, 2011	October 3, 2010
(a) Stock-based compensation	$2,706	$2,730
(b) Amortization of acquired intangible assets	1,875	5,888
(c) Fair value adjustment of acquired inventory	—	1,497
(d) Certain one-time severance	—	980
(e) Impairments of intangibles and goodwill	—	21,378
(f) Restructuring charges	(109)	5,240
(g) Prepaid royalty write-off	—	652
(h) Investment gain	(1,295)	—

Total non-GAAP adjustments	$3,177	$38,365

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	October 3, 2011	July 3, 2011	January 2, 2011
Assets
Current assets:
Cash, cash equivalents and short-term investments	$36,264	$34,875	$30,950
Accounts receivable, net	15,596	19,229	24,147
Inventory	13,303	11,411	17,046
Prepaid expenses and other current assets	2,822	2,683	2,096

Total current assets	67,985	68,198	74,239
Property and equipment, net	7,109	7,570	8,214
Intangible assets, net	4,227	4,852	6,102
Other assets	1,832	1,763	1,142

	$81,153	$82,383	$89,697

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$9,886	$9,928	$10,401
Accrued liabilities	11,485	11,501	13,297

Total current liabilities	21,371	21,429	23,698
Other liabilities	478	478	478

Total liabilities	21,849	21,907	24,176
Stockholders’ equity	59,304	60,476	65,521

	$81,153	$82,383	$89,697